[Exhibit 99.1]

4061 Powder Mill Road
CenterPark II Suite 320
Beltsville, MD 20705
(301) 617-9080
(301) 617-9075 fax

March 18, 2011

Dear MetaMorphix Investor:

As most of you are aware, on January 28, 2010 an involuntary bankruptcy petition was filed against MetaMorphix, Inc. by a group of junior secured note holders in the U.S. Bankruptcy Court for the District of Delaware (Case No. 10-10273). Since that filing, the Company has tried to reach agreement on a plan of reorganization with the secured creditors. To this end, the Company converted the case into a Chapter 11 on September 30, 2010, and shortly thereafter, filed its plan of reorganization. The filed plan required reaching consensual agreement with the secured note holders and obtaining Debtor in Possession (DIP) financing for the Company to exit Bankruptcy. I regret to inform you, that despite over a year of negotiations, the Company was unable to reach a consensual agreement with the secured note holders regarding a plan of reorganization. Additionally, the Company was also unable to secure Debtor in Possession (DIP) financing, under terms acceptable to the secured note holders, that was required to exit from bankruptcy. As the Company did not have sufficient funds to continue its operations, the Company was left with no alternative other than a sale of its assets within the Bankruptcy Court. The U.S. Bankruptcy Court approved the procedures for the sale on February 2, 2011.

MetaMorphix, Inc. retained AmeriMedTech Advisors to assist in the solicitation and marketing of the Company’s assets. Seven entities bid on the Company’s assets. At an auction held on March 8th, Branhaven LLC, a company formed to represent the interests of the 12.5% senior secured note holders, had the winning bid for all of the Company’s assets. As the senior secured note holder’s debt was nearly $36 million, they are the only class of creditors to receive any value from this sale. All other classes of note holders and equity holders will not receive any value from their investments. The sale is expected to be closed on Friday, March 18th.

MetaMorphix’s management and board of directors are dismayed with this outcome. We are especially sorry that the result will be a financial hardship for the majority of our investors who were excluded from this distribution. We have greatly appreciated your support over the last 13 years.

Sincerely,

Edwin C. Quattlebaum, Ph.D.
President & CEO

Analysis of MetaMorphix’s Bankruptcy

Since its formation in 1997, MetaMorphix raised over $150 million to fund the development and commercialization of its two technology platforms, growth factors (licensed from Johns Hopkins University) and animal genomics (acquired and licensed from Celera). Nearly $100 million of this amount was raised as straight equity. But during 2002, the biotech bubble burst, which had the impact of lowering biotechnology company valuations by as much as 50% to 75%. As a result, developing biotechnology companies like MetaMorphix had to find alternative means of raising funds or experience dramatic dilution. The solution that most biotechnology companies used was secured convertible notes. These notes delayed conversion into equity until note maturity, when it was expected that the biotechnology industry would have recovered.

From the period of October 2003 through May 2007, MetaMorphix raised just over $38 million using two distinct raises which have been referred to as the senior secured 12.5% notes and the junior secured 10% notes. With both of these notes, MetaMorphix was entitled to convert them into equity at a qualified liquidity event such as an IPO.

Through out this period, MetaMorphix maintained relationships with investment banks and continually monitored the IPO market in the U.S. Unfortunately, the market was largely closed for biotechnology companies, particularly companies with market caps under $250 million, and remains that way even today. By 2008, the Company was adding the equivalent of $750k in interest from the two notes to its balance sheet each month. Additionally, the Company was mindful that the first group of notes would become due in late 2008. The Company aggressively pursued a number of alternatives including reverse merger into a publicly listed company, acquisition by a publicly traded company, acquisition by a major animal health company, and listing on a foreign exchange.

A representative of one of the Company’s largest investors, who had worked in the London financial markets for over 25 years, advised us that a number of U.S. biotechnology companies had successfully listed on the London AIMS (a subsidiary of the London Stock Exchange- LSE) and these same companies achieved favorable valuations. Another attractive feature of an AIMS listing was the cost and time required for going public was substantially less than in the U.S. This same representative introduced the Company to a number of UK financial institutions which culminated in our engaging Noble Financial Group, a London-based financial institution, to facilitate the listing process. He also introduced us to Investec, an investment bank with the second largest number of successful IPOs on AIMS, which was brought on to manage the investment book.

During the AIMS IPO process, our SEC counsel advised us that it was not clear in the language of the 12.5% senior secured notes if an IPO on AIMS would qualify as an event that would allow us to force conversion into equity. Therefore, counsel suggested to avoid a rescission of the offering, the Company should formally seek approval from the 12.5% note holders. The Company received consent from a majority of the 12.5% note holders (57%) to convert their notes at the IPO price. However, we needed a super majority of 66⅔% to undertake an IPO and we failed to complete the IPO.

As many of our secured notes matured in January 2010, the Company engaged the services of Bengur Bryan, a Baltimore-based financial group specializing in corporate restructuring, in May 2009 to assist in developing and implementing a reorganization plan. Among the first activities in the process, Bengur Bryan determined the value of the Company was between $16.7 million to $20.8 million using three different methodologies (discounted cash flow, trailing revenue and comparable valuation models). Bengur Bryan advised the Company and its board of directors that there were 3 possible routes forward: 1) raise sufficient equity capital to satisfy our debt, 2) obtain the consent of secured note holders to extend their notes, and 3) reach consensual agreement with secured note holders for a plan of reorganization. Upon Bengur Bryan’s advice, MetaMorphix retained bankruptcy counsel in October 2009 in the event that creditors pursued involuntary bankruptcy.

Although the commercial prospects for the Company were very positive during most of 2009 (positive or neutral cash flow being generated in the first 3 quarters), securing equity capital was not a viable option. The secured note holders, understandably, were unwilling to give up their secured position as an equity financing would have substantially diluted their position.

As we all can remember, during 2009 there was tremendous uncertainty in the financial markets. Many investors focused on asset protection, and liquidity/cash conservation. Under these conditions it is not surprising that Bengur Bryan and the Company’s efforts to extend the notes was met with strong resistance.

Our efforts to reach a consensual agreement with secured note holders began in September 2009. While substantial progress was being made, our ability to reorganize outside of bankruptcy was eliminated in late January 2010 when a group of the junior 10% note holders filed an involuntary bankruptcy against the Company in Delaware. Despite this filing, MetaMorphix facilitated discussions for nearly a year with representatives of the senior 12.5% note holders and junior 10% note holders in an attempt to achieve a consensual plan. On several occasions it appeared that we had achieved a consensual plan of reorganization that would have resulted in the Company emerging from bankruptcy as a free standing entity. While a majority of the Company’s ownership was to be in the hands of the senior secured note holders, the junior secured note holders and unsecured creditors were also to receive an equity share. Unfortunately, in September 2010, the discussions between the senior and junior note holders broke down over the terms of the exit financing (Debtor in Possession or DIP).

Shortly thereafter, the senior secured note holders became organized and appointed Chris Paxos (now Branhaven) as their collateral agent. Branhaven took the position that the value of the Company was less than the senior secured debt (~$36 million), and consequently, they were entitled to take possession of the Company’s assets for the sole benefit of the senior secured note holders. With insufficient cash to continue to fund its operations, the Company and Branhaven agreed to sell its assets under a Chapter 11 363 sale.

MetaMorphix employees and board of directors are deeply disappointed with this situation. The Company raised over $150 million to develop its two technology platforms. The 12.5% note holders invested just over $15m, only 10% of the funds invested in Company, and will be the only group of investors to likely see a return on their investment.